Exhibit 11

                 MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
               ($ and shares in thousands, except per share data)

                                                  Second Quarter  Second Quarter
                                                       Ended          Ended
                                                   July 1, 1995    June 30, 1994
                                                   ------------    -------------
PRIMARY EARNINGS PER COMMON SHARE:
  Net earnings                                       $  31,082       $  45,602
  Less:  Preferred dividends, net                        4,328           4,319
                                                     ---------       ---------
  Net earnings used to calculate
    primary earnings per share                       $  26,754       $  41,283
                                                     =========       =========

  Weighted average number of shares outstanding        104,892         105,447

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                              46             103
                                                     ---------       ---------
  Weighted average number of shares used to
    compute primary earnings per share                 104,938         105,550
                                                     =========       =========
Primary earnings per share                           $    0.25       $    0.39
                                                     =========       =========

FULLY DILUTED EARNINGS PER COMMON SHARE:
  Net earnings                                       $  31,082       $  45,602
  Less:  Preferred dividends                                13              13
                                                     ---------       ---------
  Net earnings used to calculate fully diluted
    earnings per share, before adjustments              31,069          45,589

  Less: Adjustments resulting principally from
        the assumed conversion of the Series
        One ESOP Convertible Preference Stock,
        net of tax benefit                                 880           1,080
                                                     ---------       ---------
  Net earnings used to calculate fully diluted
    earnings per share                               $  30,189       $  44,509
                                                     =========       =========

  Weighted average number of shares outstanding        104,892         105,447

  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                       7,207           6,965

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                              45             104

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                    3               6
                                                     ---------       ---------
  Weighted average number of shares used to compute
    fully diluted earnings per share                   112,147         112,522
                                                     =========       =========
  Fully diluted earnings per share                   $    0.27       $    0.40
                                                     =========       =========

                                                                      Exhibit 11

                 MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
               ($ and shares in thousands, except per share data)

                                                      Six Months    Six Months
                                                         Ended         Ended
                                                     July 1, 1995  June 30, 1994
                                                     ------------  -------------
PRIMARY (LOSS)/EARNINGS PER COMMON SHARE:
  Net earnings                                         $   4,634     $  43,097
  Less:  Preferred dividends, net                          8,656         8,639
                                                       ---------     ---------
  Net (loss)/earnings used to calculate
    primary (loss)/earnings per share                  ($  4,022)    $  34,458
                                                       =========     =========

  Weighted average number of shares outstanding          105,083       105,404

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                26           100
                                                       ---------     ---------
  Weighted average number of shares used to
    compute primary (loss)/earnings per share            105,109       105,504
                                                       =========     =========
Primary (loss)/earnings per share                      ($   0.04)    $    0.33
                                                       =========     =========

FULLY DILUTED EARNINGS PER COMMON SHARE:
  Net earnings                                         $   4,634     $  43,097
  Less:  Preferred dividends                                  27            27
                                                       ---------     ---------
  Net earnings used to calculate fully diluted
    earnings per share, before adjustments                 4,607        43,070

  Less: Adjustments resulting principally from
        the assumed conversion of the Series
        One ESOP Convertible Preference Stock,
        net of tax benefit                                 2,455         2,739
                                                       ---------     ---------
  Net earnings used to calculate fully diluted
    earnings per share                                 $   2,152     $  40,331
                                                       =========     =========

  Weighted average number of shares outstanding          105,083       105,404

  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                         7,208         6,965

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                27           103

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                      3             6
                                                       ---------     ---------
  Weighted average number of shares used to compute
    fully diluted earnings per share                     112,321       112,478
                                                       =========     =========
  Fully diluted earnings per share                     $    0.02     $    0.36
                                                       =========     =========